 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2013

PATHFINDER BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Commission File Number: 000-23601

Federal	16-1540137
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

214 West First Street, Oswego, NY 13126
(Address of Principal Executive Office) (Zip Code)

(315) 343-0057
(Issuer's Telephone Number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

 The 2013 Annual Meeting of Shareholders of Pathfinder Bancorp, Inc. was held on April 24, 2013.  At the 2013 Annual Meeting, shareholders approved all of the proposals which included (i) the election of two directors; one director for a three year term and one director for a one year term and until their successors have been elected and qualified; (ii) the advisory vote on executive compensation; (iii) the advisory vote on the frequency of future “say-on-pay” advisory votes and (iv) the ratification of the appointment of Bonadio & Company, LLP, as the independent registered public accounting firm for the year ending December 31, 2013.

The following table reflects the tabulation of votes with respect to the election of directors at the 2013 Annual Meeting:

Nominee	For	Withheld/Non-Vote
David A. Ayoub 3-Year Term	2,262,274	329,794
Janette Resnick 1-Year Term	2,196,684	395,384

The following table reflects the tabulation of votes with respect to the advisory vote on executive compensation:

For	Against	Abstain

2,276,969	30,381	284,718

The following table reflects the tabulation of votes with respect to the advisory vote on the frequency of future “say-on-pay” advisory votes:

Every Year	Every Two Years	Every Three Years	Abstain

241,155	8,677	2,059,547	282,689

The following table reflects the tabulation of votes with respect to the approval of the ratification of Bonadio & Company, LLP, as our independent registered public accounting firm for the year ending December 31, 2013:

For	Against	Abstain

2,574,377	15,492	2,199

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

Date: April. 24, 2013	By: /s/ Thomas W. Schneider
Thomas W. Schneider
President and Chief Executive Officer